EXHIBIT 23.02


 INDEPENDENT AUDITORS' CONSENT


 We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-86955 of AnnTaylor, Inc. on Form S-3 of our report dated March 8, 1999, appearing in the Annual Report on Form 10-K of AnnTaylor, Inc. for the year ended January 30, 1999 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




 Deloitte & Touche LLP


 New York, New York
 November 19, 1999